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EXPRESS DIRECT WORLD FUND, INC.

EXHIBIT INDEX

Exhibit 1:         Articles of Incorporation, dated September 1, 1995.

Exhibit 2:         Forms of By-laws.

Exhibit 8:         Form of Custodian Agreement.

Exhibit 9(b):      Form of Administrative Services Agreement.